Exhibit 99.2

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements, The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate,

ABC BETEILIGUNGEN AKTIENGESELLSCHAFT

By:	/s/ Rolf Birkert
Rolf Birkert

DEUTSCHE BALATON BIOTECH AG

By:	/s/ Rolf Birkert
Rolf Birkert

PRISMA EQUITY AG

By:	/s/ Rolf Birkert
Rolf Birkert

SPARTA AG

By:	/s/ Jens Jüttner
Jens Jüttner

HEIDELBERGER BETEILIGUNGSHOLDING AG

By:	/s/ Ralph Bieneck
Ralph Bieneck

MARNA BETEILIGUNGEN AG

By:	/s/ Hansjörg Plaggemars
Hansjörg Plaggemars

MING LE SPORTS AG

By:	/s/ Hansjörg Plaggemars
Hansjörg Plaggemars

ALTECH ADVANCED MATERIALS AG

By:	/s/ Hansjörg Plaggemars
Hansjörg Plaggemars

DEUTSCHE BALATON AKTIENGESELLSCHAFT

By:	/s/ Rolf Birkert
Rolf Birkert

VV BETEILIGUNGEN AKTIENGESELLSCHAFT

By:	*
Wilhelm Konrad Thomas Zours

STRAWTEC GROUP AG

By:	/s/ Hansjörg Plaggemars
Hansjörg Plaggemars

DELPHI UNTERNEHMENSBERATUNG AKTIENGESELLSCHAFT

By:	*
Wilhelm Konrad Thomas Zours

Hansjörg Plaggemars

/s/ Hansjörg Plaggemars

RALPH BIENECK

/s/ Ralph Bieneck

ROLF BIRKERT

/s/ Rolf Birkert

WILHELM KONRAD THOMAS ZOURS

*

* By:	/s/ Philipp Wiedmann
Name: Philipp Wiedmann
Title: Attorney-in-fact